Exhibit 2

MERRILL LYNCH & CO., INC.,

THE BANK OF NEW YORK, As Depositary

AND

THE HOLDERS FROM TIME TO TIME OF

THE DEPOSITARY RECEIPTS DESCRIBED HEREIN

DEPOSIT AGREEMENT

Dated as of April 29, 2008

i

ii

DEPOSIT AGREEMENT dated as of April 29, 2008, among Merrill Lynch & Co., Inc., a Delaware corporation, The Bank of New York, a New York banking corporation, and the holders from time to time of the Receipts described herein.

WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of 8.625% Non-Cumulative Preferred Stock, Series 8, of the Company with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares in respect of the Stock so deposited; and

WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

ARTICLE I

Definitions

The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement:

“Certificate” shall mean the Certificate of Designations filed with the Secretary of State of the State of Delaware establishing the Stock as a series of preferred stock of the Company.

“Company” shall mean Merrill Lynch & Co., Inc., a Delaware corporation, and its successors.

“Deposit Agreement” shall mean this Deposit Agreement, as amended or supplemented from time to time in accordance with the terms hereof.

“Depositary” shall mean The Bank of New York, and any successor as Depositary hereunder.

“Depositary Shares” shall mean depositary shares, each representing one-twelve hundredth of one share of Stock and evidenced by a Receipt.

“Depositary’s Agent” shall mean an agent appointed by the Depositary pursuant to Section 7.05.

“Depositary’s Office” shall mean the principal office of the Depositary, at which at any particular time its depositary receipt business shall be administered.

“Exchange Event” means with respect to any Global Registered Receipt

(1)      (A) the Global Receipt Depository which is the holder of such Global Registered Receipt or Receipts notifies the Company that it is no longer willing or able to properly discharge its responsibilities under any Letter of Representations or that it is no longer eligible or in good standing under the Securities Exchange Act of 1934, as amended, and (B) the Company has not appointed a qualified successor Global Receipt Depository within ninety (90) calendar days after the Company received such notice, or

(2)       the Company in its sole discretion notifies the Depositary in writing that the Receipts or portion thereof issued or issuable in the form of one or more Global Registered Receipts shall no longer be represented by such Global Receipt or Receipts.

“Global Receipt Depository” means, with respect to any Receipt issued hereunder The Depository Trust Company (“DTC”) or such other entity designated as Global Receipt Depository by the Company in or pursuant to this Deposit Agreement, which Person must be, to the extent required by any applicable law or regulation, a clearing agency registered under the Securities Exchange Act of 1934, as amended.

“Global Registered Receipts” means a global registered Receipt registered in the name of a nominee of DTC.

“Letter of Representations” means any applicable agreement among the Company, the Depositary and a Global Receipt Depository with respect to such Global Receipt Depository’s rights and obligations with respect to any Global Registered Receipts, as the same may be amended, supplemented, restated or otherwise modified from time to time and any successor agreement thereto.

“Receipt” shall mean one of the depositary receipts, substantially in the form set forth as Exhibit A hereto, issued hereunder, whether in definitive or temporary form and evidencing the number of Depositary Shares held of record by the record holder of such Depositary Shares.

“record holder” or “holder” as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

“Registrar” shall mean the Depositary or such other bank or trust company which shall be appointed by the Company to register ownership and transfers of Receipts as herein provided and if a Registrar shall be so appointed, references herein to “the books” of or maintained by the Depository shall be deemed, as applicable, to refer as well to the register maintained by such Registrar for such purpose.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Stock” shall mean shares of the Company’s 8.625% Non-Cumulative Preferred Stock, Series 8, par value $1.00 per share, $30,000 liquidation preference per share.

ARTICLE II

Form of Receipts, Deposit of Stock,

Execution and Delivery, Transfer,

Surrender and Redemption of Receipts

SECTION 2.01. Form and Transfer of Receipts. Definitive Receipts shall be engraved or printed or lithographed on steel-engraved borders, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company, delivered in compliance with Section 2.02, shall execute and deliver temporary Receipts which are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at an office described in the penultimate paragraph of Section 2.02, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company’s expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Agreement, and with respect to the Stock, as definitive Receipts.

Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are manually countersigned by a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and countersigned by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

Receipts shall be in denominations of any number of whole Depositary Shares.

Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement all as may be required by the Depositary and approved by the Company or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

Title to Depositary Shares evidenced by a Receipt which is properly endorsed or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Depositary as provided in Section 2.03, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

SECTION 2.02. Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, the Company may from time to time deposit shares of the Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing such deposited Stock.

Deposited Stock shall be held by the Depositary at the Depositary’s Office or at such other place or places as the Depositary shall determine. The Depositary shall not lend any Stock deposited hereunder.

Upon receipt by the Depositary of a certificate or certificates for Stock deposited in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the Stock on the books of the Company in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing the Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary’s Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.

SECTION 2.03. Registration of Transfer of Receipts. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer. Thereupon, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

The Depositary shall not be required (a) to issue, transfer or exchange any Receipts for a period beginning at the opening of business fifteen days next preceding any selection of Depositary Shares and Stock to be redeemed and ending at the close of business on the day of the mailing of notice of redemption, or (b) to transfer or exchange for another Receipt any Receipt called or being called for redemption in whole or in part except as provided in Section 2.08.

SECTION 2.04. Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Stock. Upon surrender of a Receipt or Receipts at the Depositary’s Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered, and shall deliver such new Receipt or Receipts to or upon the order of the holder of the Receipt or Receipts so surrendered.

Any holder of a Receipt or Receipts may withdraw the number of whole shares of Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts, at the Depositary’s Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive a Receipt evidencing Depositary Shares therefor. If a Receipt delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or subject to Section 2.03 upon his order, a new Receipt evidencing such excess number of Depositary Shares. In no event will fractional shares of Stock (or any cash payment in lieu thereof) be delivered by the Depositary. Delivery of the Stock and money and other property, if any, being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

If the Stock and the money and other property, if any, being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

Delivery of the Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary’s Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

SECTION 2.05. Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of a Receipt pursuant to Section 5.07, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement and/or applicable law.

The deposit of Stock may be refused, the delivery of Receipts against Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary’s Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

SECTION 2.06. Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof and (ii) the holder thereof furnishing of the Depositary with reasonable indemnification satisfactory to the Depositary.

SECTION 2.07. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary’s Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized and directed to destroy all Receipts so cancelled.

SECTION 2.08. Redemption of Stock. Whenever the Company shall be permitted and shall elect to redeem shares of Stock in accordance with the provisions of the Certificate, it shall (unless otherwise agreed to in writing with the Depositary) give or cause to be given to the Depositary, not less than 30 days and not more than 60 days prior to the Redemption Date (as defined below), notice of the date of such proposed redemption of Stock and of the number of such shares held by the Depositary to be so redeemed and the applicable redemption price, which notice shall be accompanied by a certificate from the Company stating that such redemption of Stock is in accordance with the provisions of the Certificate. On the date of such redemption, provided that the Company shall then have paid or caused to be paid in full to the Depositary the redemption price of the Stock to be redeemed, plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption, in accordance with the provisions of the Certificate, the Depositary shall redeem the number of Depositary Shares representing such Stock. The Depositary shall mail notice of the Company’s redemption of Stock and the proposed simultaneous redemption of the number of Depositary Shares representing the Stock to be redeemed by first-class mail, postage prepaid, not less than 15 and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares (the “Redemption Date”), to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed at the addresses of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice of redemption of Depositary Shares to one or more such holders nor any defect in any notice of redemption of Depositary Shares to one or more such holders shall affect the sufficiency of the proceedings for redemption as to the other holders. Each such notice shall be prepared by the Company and shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (iii) the redemption price; (iv) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the Stock represented by the Depositary Shares to be redeemed will cease to accrue on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by the Depositary by lot or pro rata (as nearly as may be), as determined by the Depositary in its sole discretion to be equitable.

Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to provide the funds necessary to redeem the Stock evidenced by the Depositary Shares called for redemption) (i) dividends on the shares of Stock so called for Redemption shall cease to accrue from and after such date, (ii) the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, (iii) all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate, and (iv) upon surrender in accordance with such redemption notice of the Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to one-twelve hundredth of the redemption price per share of Stock so redeemed plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the Redemption Date have accrued on the shares of Stock to be so redeemed and have not therefore been paid.

If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

SECTION 2.09. Receipts Issuable in Global Registered Form. If the Company shall determine in a writing delivered to the Depositary that the Receipts are to be issued in whole or in part in the form of one or more Global Registered Receipts, then the Depositary shall, in accordance with the other provisions of this Deposit Agreement, execute and deliver one or more Global Registered Receipts evidencing the Receipts of such Series, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Receipts to be represented by such Global Registered Receipt or Receipts, (ii) shall be registered in the name of the Global Receipt Depository therefor or its nominee.

Notwithstanding any other provision of this Deposit Agreement to the contrary, unless otherwise provided in the Global Registered Receipt, a Global Registered Receipt may only be transferred in whole and only by the applicable Global Receipt Depository for such Global Registered Receipt to a nominee of such Global Receipt Depository, or by a nominee of such Global Receipt Depository to such Global Receipt Depository or another nominee of such Global Receipt Depository, or by such Global Receipt Depository or any such nominee to a successor Global Receipt Depository for such Global Registered Receipt selected or approved by the Company or to a nominee of such successor Global Receipt Depository. Except as provided below, owners solely of beneficial interests in a Global Registered Receipt shall not be entitled to receive physical delivery of the Receipts represented by such Global Registered Receipt. Neither any such beneficial owner nor any direct or indirect participant of a Global Receipt Depository shall have any rights under this Deposit Agreement with respect to any Global Registered Receipt held on their behalf by a Global Receipt Depository and such Global Receipt Depository may be treated by the Company, the Depositary and any director, officer, employee or agent of the Company or the Depositary as the holder of such Global Registered Receipt for all purposes whatsoever. Unless and until definitive Receipts are delivered to the owners of the beneficial interests in a Global Registered Receipt, (1) the applicable Global Receipt Depository will make book-entry transfers among its participants and receive and transmit all payments and distributions in respect of the Global Registered Receipts to such participants, in each case, in accordance with its applicable procedures and arrangements, and (2) whenever any notice, payment or other communication to the holders of Global Registered Receipts is required under this Deposit Agreement, the Company and the Depositary shall give all such notices, payments and communications specified herein to be given to such holders to the applicable Global Receipt Depository.

If an Exchange Event has occurred with respect to any Global Registered Receipt, then, in any such event, the Depositary shall, upon receipt of a written order from the Company for the execution and delivery of individual definitive registered Receipts in exchange for such Global Registered Receipt, shall execute and deliver, individual definitive registered Receipts, in authorized denominations and of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Registered Receipt in exchange for such Global Registered Receipt.

Definitive registered Receipts issued in exchange for a Global Registered Receipt pursuant to this Section shall be registered in such names and in such authorized denominations as the Global Receipt Depository for such Global Registered Receipt, pursuant to instructions from its participants, shall instruct the Depositary in writing. The Depositary shall deliver such Receipts to the persons in whose names such Receipts are so registered.

Notwithstanding anything to the contrary in this Deposit Agreement, should the Company determine that the Receipts should be issued as a Global Registered Receipt, the parties hereto shall comply with the terms of each Letter of Representations.

ARTICLE III

Certain Obligations of

Holders of Receipts and the Company

SECTION 3.01. Filing Proofs, Certificates and Other Information. Any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer or redemption, of any Receipt or the withdrawal of the Stock represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

SECTION 3.02. Payment of Taxes or Other Governmental Charges. Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.07. Registration of transfer of any Receipt or any withdrawal of Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Receipt remaining liable for any deficiency.

SECTION 3.03. Warranty as to Stock. The Company hereby represents and warrants that the Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts.

SECTION 3.04. Warranty as to Receipts. The Company hereby represents and warrants that the Receipts, when issued, will represent legal and valid interests in the Stock. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts.

ARTICLE IV

The Deposited Securities; Notices

SECTION 4.01. Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on Stock, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding. Each holder of a Receipt shall provide the Depositary with its certified tax identification number on a properly completed Form W-8 or W-9, as may be applicable. Each holder of a Receipt acknowledges that, in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by the Depositary of a portion of any of the distributions to be made hereunder.

SECTION 4.02. Distributions Other than Cash, Rights, Preferences or Privileges. Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon Stock, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, in a commercially reasonable manner. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash. The Company shall not make any distribution of such securities or property to the Depositary and the Depositary shall not make any distribution of such securities or property to the holders of Receipts unless the Company shall have provided an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered in connection with such distributions.

SECTION 4.03. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Depositary may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Company; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash.

The Company shall notify the Depositary whether registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, and the Company agrees with the Depositary that it will file promptly a registration statement pursuant to such Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or the Company shall have provided to the Depositary an opinion of counsel to the effect that the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act.

The Company shall notify the Depositary whether any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, and the Company agrees with the Depositary that the Company will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

SECTION 4.04. Notice of Dividends, etc.; Fixing Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, or whenever the Depositary and the Company shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to or otherwise in accordance with the terms of the Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.

SECTION 4.05. Voting Rights. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice prepared by the Company which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the holders of Receipts on the relevant record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received provided that the Depositary receives such instructions sufficiently in advance of such voting to enable it to so vote or cause such Stock to be voted. The Company hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will not vote (but, at its discretion, may appear at any meeting with respect to such Stock unless directed to the contrary by the holders of all the Receipts) to the extent of the Stock represented by the Depositary Shares evidenced by such Receipt.

SECTION 4.06. Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc. Upon any change in par or stated value, split-up, combination or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger or consolidation affecting the Company or to which it is a party, the Depositary may in its discretion with the approval of, and shall upon the instructions of, the Company, and (in either case) in such manner as the Depositary may deem equitable, (i) make such adjustments as are certified by the Company in the fraction of an interest represented by one Depositary Share in one share of Stock as may be necessary fully to reflect the effects of such change in par or stated value, split-up, combination or other reclassification of Stock, or of such recapitalization, reorganization, merger or consolidation and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Stock or any such recapitalization, reorganization, merger or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Stock represented by such Receipts might have been converted or for which such Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

SECTION 4.07. Delivery of Reports. The Depositary shall furnish to holders of Receipts any reports and communications received from the Company which are received by the Depositary and which the Company is required to furnish to the holders of the Stock.

SECTION 4.08. Lists of Receipt Holders. Promptly upon request from time to time by the Company, the Depositary shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of Depositary Shares of all record holders of Receipts.

ARTICLE V

The Depositary, the Depositary’s

Agents, the Registrar and the Company

SECTION 5.01. Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar. Upon execution of this Deposit Agreement, the Depositary shall maintain at the Depositary’s Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary’s Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books at the Depositary’s Office for the registration and registration of transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts; provided that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person’s interest as an owner of Depositary Shares evidenced by the Receipts.

The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

The Depositary may, with the approval of the Company, appoint a Registrar for registration of the Receipts or the Depositary Shares evidenced thereby. If the Receipts or the Depositary Shares evidenced thereby or the Stock represented by such Depositary Shares shall be listed on one or more national stock exchanges, the Depositary will appoint a Registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with any requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of any such exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or such Stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or such Stock as may be required by law or applicable stock exchange regulation.

SECTION 5.02. Prevention of or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Company. Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent or the Registrar, by reason of any provision, present or future, of the Company’s Restated Certificate of Incorporation (including the Certificate) or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary’s Agent, the Registrar or the Company shall be prevented or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, any Registrar or the Company incur liability to any holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement shall provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except as otherwise set forth in this Deposit Agreement.

SECTION 5.03. Obligations of the Depositary, the Depositary’s Agents, the Registrar and the Company. Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Receipts other than for its negligence, willful misconduct or bad faith. Notwithstanding anything in this Agreement to the contrary, neither the Depositary, nor the Depositary’s Agent nor any Registrar nor the Company shall be liable in any event for special, punitive, incidental, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits).

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Company shall be under, any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary’s Agent, any Registrar and the Company may each rely and shall each be protected in acting upon or omitting to act upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the shares of stock or for the manner or effect of any such vote made, as long as any such action or non-action is not taken in bad faith. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary or any Registrar.

The Depositary, the Depositary’s Agents, and any Registrar may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

The Depositary shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Receipts, the Depositary Shares or the Stock nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Depositary shall not be responsible for advancing funds on behalf of the Company and shall have no duty or obligation to make any payments if it has not timely received sufficient funds to make timely payments.

In the event the Depositary believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Depositary hereunder, or in the administration of any of the provisions of this Agreement, the Depositary shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering to take any action hereunder, the Depositary may, in its sole discretion upon written notice to the Company, refrain from taking any action and shall be fully protected and shall not be liable in any way to the Company, any holders of Receipts or any other person or entity for refraining from taking such action, unless the Depositary receives written instructions or a certificate signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of the Depositary or which proves or establishes the applicable matter to the satisfaction of the Depositary.

SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by delivering notice of its election to do so to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary hereunder and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If no successor Depositary shall have been so appointed and have accepted appointment within 60 days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the record holders of all outstanding Receipts and such records, books and other information in its possession relating thereto. Any successor Depositary shall promptly mail notice of its appointment to the record holders of Receipts.

Any entity into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

SECTION 5.05. Corporate Notices and Reports. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the addresses recorded in the Depositary’s books, copies of all notices and reports (including without limitation financial statements) required by law, by the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed or by the Company’s Restated Certificate of Incorporation (including the Certificate), to be furnished to the record holders of Receipts. Such transmission will be at the Company’s expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Company’s expense such other documents as may be requested by the Company.

SECTION 5.06. Indemnification by the Company. Notwithstanding Section 5.03 to the contrary, the Company shall indemnify the Depositary, any Depositary’s Agent and any Registrar (including each of their officers, directors, agents and employees) against, and hold each of them harmless from, any loss, damage, cost, penalty, liability or expense (including the reasonable costs and expenses of defending itself) which may arise out of acts performed, suffered or omitted to be taken in connection with this Agreement and the Receipts by the Depositary, any Registrar or any of their respective agents (including any Depositary’s Agent) and any transactions or documents contemplated hereby, except for any liability arising out of negligence, willful misconduct or bad faith on the respective parts of any such person or persons. The obligations of the Company set forth in this Section 5.06 shall survive any succession of any Depositary, Registrar or Depositary’s Agent.

SECTION 5.07. Fees, Charges and Expenses. The Company agrees promptly to pay the Depositary the compensation to be agreed upon with the Company for all services rendered by the Depositary hereunder and to reimburse the Depositary for its reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Depositary without negligence, willful misconduct or bad faith on its part in connection with the services rendered by it hereunder. The Company shall pay all charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Depositary Shares, all withdrawals of shares of the Stock by owners of Depositary Shares, and any redemption or exchange of the Stock at the option of the Company. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares evidenced by Receipts. If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which it or the Company is not otherwise liable hereunder, such holder will be liable for such charges and expenses; provided, however, that the Depositary may, at its sole option, require a holder of a Receipt to prepay the Depositary any charge or expense the Depositary has been asked to incur at the request of such holder of Receipts. The Depositary shall present its statement for charges and expenses to the Company at such intervals as the Company and the Depositary may agree.

ARTICLE VI

Amendment and Termination

SECTION 6.01. Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment which shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the holders of at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, two-thirds of the holders) of the Depositary Shares then outstanding. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Depositary Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.05 and 2.06 and Article III, of any owner of Depositary Shares to surrender any Receipt evidencing such Depositary Shares to the Depositary with instructions to deliver to the holder the Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, or applicable stock exchange.

SECTION 6.02. Termination. This Agreement may be terminated by the Company or the Depositary only if (i) all outstanding Depositary Shares have been redeemed pursuant to Section 2.08, (ii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Shares pursuant to Section 4.01 or 4.02, as applicable or (iii) upon the consent of holders of Depositary Receipts representing not less than two-thirds of the Depositary Shares outstanding. If this Agreement is terminated by the Company, the Company shall provide not less than 60 days prior written notice to the Depositary, in which case, at least 30 days prior to the date fixed in such notice for such termination, the Depositary will mail notice of such termination to the record holders of all Receipts then outstanding.

If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the holders thereof and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Stock, shall sell rights, preferences or privileges as provided in this Deposit Agreement and shall continue to deliver the Stock and any money and other property, if any, represented by Receipts upon surrender thereof by the holders thereof. At any time after the expiration of two years from the date of termination, the Depositary may sell Stock then held hereunder at public or private sale, at such places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property held by it hereunder, without liability for interest, for the benefit, pro rata in accordance with their holdings, of the holders of Receipts that have not theretofore been surrendered. After making such sale, the

Depositary shall be discharged from all obligations under this Deposit Agreement except to account for such net proceeds and money and other property.

Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary’s Agent and any Registrar under Sections 5.06 and 5.07.

ARTICLE VII

Miscellaneous

SECTION 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

SECTION 7.02. Exclusive Benefit of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

SECTION 7.03. Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04. Notices. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to the Company at:

Merrill Lynch & Co., Inc.

4 World Financial Center, 22 Floor

New York, New York 10007

Attention: Treasurer

Facsimile No.: (212) 449-7481

with a copy to:

Merrill Lynch & Co., Inc.

222 Broadway, 17th Floor

New York, New York 10038

Attention: Corporate Secretary

Facsimile No.: (212) 670-4703

or at any other addresses of which the Company shall have notified the Depositary in writing.

Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by facsimile transmission confirmed by letter, addressed to the Depositary at the Depositary’s Office at:

The Bank of New York

101 Barclay Street— Floor 8W

New York, New York 10286

Attention: Corporate Trust Administration

Facsimile No.: (212) 815-5704

or at any other address of which the Depositary shall have notified the Company in writing.

Any and all notices to be given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or facsimile transmission confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or if such holder shall have timely filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or by facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, without liability act upon any facsimile transmission received by it from the other or from any holder of a Receipt, notwithstanding that such facsimile transmission shall not subsequently be confirmed by letter or as aforesaid.

SECTION 7.05. Depositary’s Agents. The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents. The Depositary will promptly notify the Company of any such action.

SECTION 7.06. Appointment of Registrar and Transfer Agent in respect of the Depositary Shares and Receipts. The Company hereby appoints the Depositary as Registrar, transfer agent, dividend disbursing agent and redemption agent in respect of the Depositary Shares and the related Receipts and the Depositary hereby accepts such appointments.

SECTION 7.07. Appointment of Registrar and Transfer Agent in respect of the Stock. The Company hereby appoints The Bank of New York as transfer agent, registrar, dividend disbursing agent and redemption agent in respect of the Stock, and The Bank of New York hereby accepts such appointments. With respect to the appointments of The Bank of New York as transfer agent, registrar, dividend disbursing agent and redemption agent in respect of the Stock, The Bank of New York shall be entitled to the same rights, indemnities, immunities and benefits as Depositary hereunder as if explicitly named in each such provision. Notwithstanding anything to the contrary contained herein, The Bank of New York in no capacity hereunder shall have any duties or obligations to make or verify any calculations hereunder.

SECTION 7.08. Holders of Receipts Are Parties. The holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

SECTION 7.09. Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable conflicts of law principles.

SECTION 7.10. Inspection of Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary’s Agents and shall be open to inspection during business hours at the Depositary’s Office and the respective offices of the Depositary’s Agents, if any, by any holder of a Receipt.

SECTION 7.11. Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Agreement as of the day and year first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

MERRILL LYNCH & CO., INC.

By	/s/ John Thurlow
John Thurlow Assistant Treasurer

THE BANK OF NEW YORK, AS DEPOSITARY

By	/s/ Rafael Miranda

EXHIBIT A

[FORM OF FACE OF RECEIPT]

NUMBER	DEPOSITARY SHARES

DR

DEPOSITARY RECEIPT FOR DEPOSITARY SHARES, EACH

REPRESENTING ONE-TWELVE HUNDREDTH OF ONE SHARE OF 8.625% NON-

CUMULATIVE PREFERRED STOCK, SERIES 8,

OF

MERRILL LYNCH & CO., INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 59023V373

SEE REVERSE FOR CERTAIN DEFINITIONS

THE BANK OF NEW YORK, as Depositary (the “Depositary”), hereby certifies that

is the registered owner of	DEPOSITARY SHARES

(“Depositary Shares”), each Depositary Share representing one-twelve hundredth of one share of 8.625% Non-Cumulative Preferred Stock, Series 8, par value $1.00 per share (the “Stock”), of Merrill Lynch & Co., Inc., a Delaware corporation (the “Corporation”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of April 29, 2008 (the “Deposit Agreement”), among the Corporation, the Depositary and the holders from time to time of the Depositary Receipts. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.

Dated:

THE BANK OF NEW YORK, Depositary

By
Authorized Officer

A-1

[FORM OF REVERSE OF RECEIPT]

MERRILL LYNCH & CO., INC.

MERRILL LYNCH & CO., INC. WILL FURNISH WITHOUT CHARGE TO EACH RECEIPTHOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE CERTIFICATE OF DESIGNATIONS OF THE 8.625% NON-CUMULATIVE PREFERRED STOCK, SERIES 8, OF MERRILL LYNCH & CO., INC. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to the Transfer Agent or Registrar.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Phrase Abbreviation	Equivalent	Phrase Abbreviation	Equivalent

JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN BY ENT	As tenants by the entireties
TEN IN COM	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Word Abbreviation	Equivalent	Word Abbreviation	Equivalent	Word Abbreviation	Equivalent

ADM	Administrator(s)	EST	Estate, of Estate of	PAR	Paragraph
	Administratrix	EX	Executor(s), Executrix	PL	Public Law
AGMT	Agreement	FBO	For the benefit of	TR	(As) trustee(s), for, of
ART	Article	FDN	Foundation	U	Under
CH	Chapter	GDN	Guardian(s)	UA	Under agreement
CUST	Custodian for	GDNSHP	Guardianship	UW	Under will of, Of will of,
DEC	Declaration	MIN	Minor(s)		Under last will & testament

A-2

For value received,                              hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

                                                                                                                       Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint                              Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

A-3